Suite 330, 600 - 6th Ave S.W. Calgary, AB T2P-0S5 Ph: 403.539.9333 Fax: 403.213.8899
EXHIBIT 15.2

Richard D. Carmichael
Chief Financial Officer
JED Oil Inc.

Dear Sir:

RE: CONSENT OF CG ENGINEERING LTD.

We consent to the incorporation by reference of references to our firm and of information derived from our reports entitled:

•	Evaluation of Oil and Gas Reserves Based on Constant Prices and Costs, Owned by JED Oil Inc., effective December 31, 2007, prepared on February 5, 2008 evaluating JED Oil Inc.’s reserves appearing in the Annual Report on Form 20-F of JED Oil Inc. for the fiscal year ended December 31, 2007.

Sincerely,

CG Engineering Ltd.

“signed by Crosby Cook”
_________________________
Crosby Cook, EIT
President
CG Engineering

Calgary, Alberta
Dated July 10, 2008

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